UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2007

Max Re Capital Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max Re House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 296-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Keith S. Hynes, the Registrant’s former Chief Financial Officer, retired from the Registrant effective March 31, 2007.

Effective April 1, 2007, Joseph W. Roberts was appointed Chief Financial Officer of the Registrant.

Mr. Roberts, 36, joined the Registrant and its subsidiary, Max Re Ltd., in May 2002 as Vice President and Controller and currently serves as Executive Vice President and Chief Financial Officer of the Registrant. Prior to his appointment as Chief Financial Officer, Mr. Roberts most recently served as Executive Vice President and Controller. Prior to joining the Registrant, he was a vice president for Overseas Partners Re Ltd. From 1994 to 2001, Mr. Roberts worked with KPMG, most recently as a senior manager, where he specialized in providing assurance-based services to the financial services sector. From 1987 to 1994, Mr. Roberts worked in public accounting in London, primarily with Moore Stephens. He is a member of the Institute of Chartered Accountants in England and Wales.

Item 8.01 Other Events.

On April 3, 2007, the Registrant issued a news release announcing that its subsidiary, Max USA Holdings Ltd. ("Max USA"), has completed the acquisition of a U.S.-based excess and surplus lines company, which will operate under the name Max Specialty Insurance Company ("Max Specialty"). The Registrant borrowed $50 million and Max USA borrowed $100 million under their revolving credit facility, at an initial rate of 8.25%, in connection with the acquisition and capitalization of Max Specialty. The Registrant’s news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 News release of Max Re Capital Ltd. dated April 3, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Re Capital Ltd.

April 4, 2007	By:	/s/ Joseph W. Roberts

Name: Joseph W. Roberts
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	News release of Max Re Capital Ltd. dated April 3, 2007.